Exhibit 5.1

Legal Counsel.
DINSMORE & SHOHL LLP 255 East Fifth Street, Suite 1900 Cincinnati, Ohio 45202

May 12, 2023

City Holding Company
25 Gatewater Road
Cross Lanes, West Virginia 25313

        Re:     Registration Statement on Form S-8

Ladies and Gentlemen:

    We have acted as counsel to City Holding Company, a West Virginia corporation (the “Company”), in connection with certain matters of West Virginia law arising out of the registration by the Company of approximately 600,000 common shares (the “Shares”), each with $2.50 par value, of the Company (the “Common Shares”) which may be issued by the Company pursuant to the City Holding Company 2023 Incentive Plan (the “Plan”). The Shares are covered by the above referenced Registration Statement on Form S-8, and all amendments thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined, to the extent deemed necessary, originals or copies, the authenticity of which has been established to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”): (i) the Registration Statement, in the form in which it was transmitted to the Commission under the 1933 Act; (ii) the Plan; (iii) the Amended Articles of Incorporation of the Company, as currently in effect (the “Articles”); (iv) the Amended Bylaws of the Company, as currently in effect (the “Bylaws”); and (v) the resolutions adopted by the Board of Directors of the Company approving the Plan and reserving the Shares for issuance in connection therewith. In addition, we have examined such authorities of law and other documents and matters as we have deemed necessary or appropriate for purposes of this opinion. We have also relied upon such oral or written statements and representations of officers and other representatives of the Company and examined such certificates of public officials and authorities of law as we have deemed relevant as a basis for this opinion.

In our examinations of the aforesaid documents and in rendering the opinion set forth below, we have assumed, without independent investigation or examination, (a) the genuineness of all signatures, the legal capacity of all individuals who have executed and delivered any of the aforesaid documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents; (b) that the final, executed copy of each document submitted to us in draft form will not differ in any material respect from the draft form of such document submitted to us; (c) the Plan has been duly approved by all necessary corporate action on the part of the stockholders of the Company (the “Stockholder Approval”); and (d) upon the issuance of any of the Common Shares, the total number of Common Shares issued and outstanding will not exceed the total number of Common Shares that the Company is then authorized to issue under the Articles.

    We have relied solely upon the examinations and inquiries recited herein, and, except for the examinations and inquiries recited herein, we have not undertaken any independent investigation to determine the existence or absence of any facts, and no inference as to our knowledge concerning such facts should be drawn.

As used herein, the phrase “validly issued” means that the particular action has been authorized by all necessary corporate action of the Company and that the Company has the corporate authority to take such action under Chapter 31 of the West Virginia Code and the Company’s Articles and Bylaws.

Based upon and subject to the foregoing and the further qualifications and limitations set forth below, as of the date hereof, we are of the opinion that the Shares have been duly authorized by the Company and, when the Registration Statement has become effective under the 1933 Act and the Shares proposed to be issued pursuant to

City Holding Company
May 12, 2023

the Registration Statement have been issued and delivered as contemplated under the terms of such effective Registration Statement and in accordance with the terms and conditions of the Plan, such Shares will be validly issued, fully paid and non-assessable.

This opinion is based upon the laws and legal interpretations in effect, and the facts and circumstances existing, on the date hereof, and we assume no obligation to revise or supplement this opinion should any such law or legal interpretation be changed by legislative action, judicial interpretation or otherwise or should there be any change in such facts or circumstances.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Registration Statement as having passed on the validity of the Shares of the Company proposed to be issued and delivered as contemplated by the terms of the Plan. By giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission promulgated thereunder.

                    Very truly yours,

                    DINSMORE & SHOHL LLP

                        /s/ Dinsmore & Shohl LLP